Exhibit 99.2

    The following unaudited pro forma consolidated financial statements of OTG Software include: (1) adjustments necessary to reflect the historical value of the assets acquired and liabilities assumed from Smart Storage, and; (2) the issuance of shares of OTG Software common stock to acquire Smart Storage. The Company's acquisition of Smart Storage was accounted for as a "pooling of interests." As part of the transaction, OTG Software issued 2,773,021 shares of common stock to the former Smart Storage stockholders in exchange for all of the outstanding shares of Smart Storage's capital stock, and reserved 468,219 shares of its common stock for issuance upon the exercise of the outstanding options to purchase Smart Storage common stock, which were assumed by OTG Software in the Merger. In addition, 308,087 shares of OTG Software common stock to be issued to the former Smart Storage stockholders pursuant to the Merger Agreement will be held in escrow for a period of twelve months to secure certain indemnification obligations of certain former Smart Storage stockholders.

    The unaudited pro forma consolidated balance sheet as of December 31, 2000 was prepared as if the acquisition occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 was prepared as if the acquisition occurred on January 1, 2000. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with OTG Software's audited consolidated financial statements included in OTG Software's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the U.S. Securities and Exchange Commission on March 7, 2001, and Smart Storage's audited consolidated financial statements contained elsewhere in this report.

    In the opinion of OTG Software's management, all adjustments necessary to present fairly such unaudited pro forma condensed consolidated financial statements have been made based on the terms and structure of the transaction. These statements are presented for illustrative purposes only and do not necessarily represent the financial results that would have resulted had the acquisition actually occurred on the dates indicated nor are the results indicative of the future results of operations or financial condition of OTG Software on a consolidated basis. These statements are based upon information and assumptions available at the time of the filing of this report.









                    (this space intentionally left blank)

Unaudited Pro Forma Consolidated Balance Sheet of OTG Software as of December 31, 2000

                                                                                  Smart                          Unaudited
                                                            OTG Software         Storage        Pro forma        Pro forma
                                                             historical        historical      adjustments     consolidated
                                                             ----------        ----------      -----------     ------------
ASSETS
Current assets
  Cash and cash equivalents                                    $101,559         $  638            $    -         $ 102,197
   Accounts receivable, net of allowance                         19,025          1,588                 -            20,613
   Deferred income taxes                                          1,548              -               518 a.          2,066
   Other current assets                                           2,600            319                 -             2,919
                                                                -------          -----             -----
      Total current assets                                      124,732          2,545               518           127,795
Other assets
   Property and equipment, net                                    3,817            927                 -             4,744
   Goodwill, net                                                  2,510              -                 -             2,510
   Other intangibles, net                                           636            576                 -             1,212
   Deferred income taxes                                            224              -             1,078 a.          1,302
   Other noncurrent assets, net                                     485            274                 -               759
                                                                -------          -----             -----        ----------
      Total other assets                                          7,672          1,777             1,078            10,527
                                                                -------          -----             -----          --------
         Total assets                                          $132,404         $4,322            $1,596         $ 138,322
                                                                =======          =====             =====           =======

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                                            $  3,453         $  627            $    -         $   4,080
   Income taxes payable                                           1,143              -                 -             1,143
   Accrued expenses                                               6,372          1,200                 -             7,572
   Current portion of note payable                                    -            225                 -               225
   Current portion of notes payable to stockholder                    -             67                 -                67
   Current portion of long-term debt                                 61              -                 -                61
   Deferred revenues                                              5,023          2,563                 -             7,586
                                                                -------          -----             -----          --------
      Total current liabilities                                  16,052          4,682                 -            20,734
Other liabilities
   Long-term debt, net of current portion                            23              -                 -                23
   Note payable, net of current portion                               -            225                 -               225
   Notes payable to stockholder, net of current portion               -             18                 -                18
   Deferred revenues                                                350             96                 -               446
                                                                -------          -----             -----          --------
      Total other liabilities                                       373            339                 -               712
                                                                -------          -----             -----          --------
         Total liabilities                                       16,425          5,021                 -            21,446
Shareholders' equity (deficit)
   Preferred stock                                                    -              -                 -                 -
   Common stock                                                     278              3                28 b.            309
   Additional paid-in capital                                   137,580          2,146              (28) b.        140,025
                                                                                                     327 c.
Deferred compensation                                           (1,637)              -                 -           (1,637)
   Accumulated other comprehensive loss                               -           (28)                 -              (28)
   Accumulated deficit                                         (19,200)        (2,810)             1,269 a.       (20,741)
                                                                -------        -------             -----          --------
      Total shareholders' equity (deficit) before stock
         subscriptions receivable                               117,021          (689)             1,596           117,928
                                                                -------         ------             -----           -------
            Less: stock subscriptions receivable                (1,042)           (10)                 -           (1,052)
                                                                -------         ------             -----           -------
               Total stockholders' equity (deficit)             115,979          (699)             1,596           116,876
                                                                -------         ------             -----           -------
                  Total liabilities and
                     shareholders' equity (deficit)            $132,404         $4,322            $1,596          $138,322
                                                                =======          =====             =====          ========



See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Statement of operations of OTG Software for the Year Ended December 31, 2000

                                                                       Smart                             Unaudited
                                                    OTG Software      Storage         Pro forma          pro forma
                                                     historical      historical      adjustments       consolidated
                                                     ----------      ----------      -----------       ------------
Revenues
   Software licenses                                   $33,029          $6,849         $    --            $39,878
   Services                                             10,788           1,692              --             12,480
                                                      --------        --------          ------             ------
      Total revenues                                    43,817           8,541              --             52,358

Cost of revenues
   Software licenses                                     2,302             971              --              3,273
   Services                                              4,630             345              --              4,975
                                                      --------        --------          ------             ------
      Total cost of revenues                             6,932           1,316              --              8,248
                                                      --------        --------          ------             ------
Gross profit                                            36,885           7,225              --             44,110

Operating expenses
   Sales and marketing                                  18,561           4,719              --             23,280
   Research and development                              8,801           3,271              --             12,072
   General and administrative                            5,968           1,585              --              7,553
   Amortization of acquired intangible assets              554              --              --                554
   Write-off of acquired in-process research
      and development                                      620              --              --                620
                                                      --------        --------          ------             ------
         Total operating expenses                       34,504           9,575              --             44,079
Income (loss) from operations                            2,381          (2,350)             --                 31

Other income (expense)
   Interest income                                       3,686              41              --              3,727
   Interest expense                                       (618)            (53)             --               (671)
   Foreign exchange gain (loss)                             --             (85)             --                (85)
                                                      --------        --------          ------             ------
         Total other income (expense)                    3,068             (97)             --              2,971
                                                      --------        --------          ------             ------
Income (loss) before income taxes                        5,449          (2,447)             --              3,002
                                                      --------        --------          ------             ------

Provision (credit) for income taxes                      1,138             (35)         (1,269) a.           (166)
                                                      --------        --------          ------             ------
Net income (loss)                                       $4,311         $(2,412)        $ 1,269            $ 3,168
                                                      ========        ========          ======             ======
Income (loss) per common share
   Basic                                                $ 0.18         $ (0.09)        $  0.05            $  0.12
   Diluted                                              $ 0.16         $ (0.09)        $  0.06            $  0.10

Shares used for computation
   Basic                                                24,268          26,334         (23,350) e.         27,252
   Diluted                                              27,173          26,334         (22,994) e.         30,513



See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.




                      (this space intentionally left blank)

Notes to Unaudited Pro Forma Consolidated Financial Statements

a. To adjust the income tax provision based on the unaudited pro forma financial results of the combined company, primarily related to adjusting the valuation allowance for deferred tax assets of Smart Storage.

b. To adjust the common stock account of the combined company to equal the par value of the common stock outstanding immediately following the merger. As part of the transaction, OTG Software issued 3,081,108 shares of common stock (of which 308,087 shares will be held in escrow for a period of twelve months to secure certain indemnification obligations of certain former Smart Storage stockholders). In addition, OTG Software has reserved 468,219 shares of its common stock for issuance upon the exercise of the outstanding options to purchase Smart Storage common stock, which were assumed by OTG Software in the merger.

c. To reflect an adjustment to additional paid-in capital resulting from the income tax benefit from the exercise of certain stock options of Smart Storage.

d. The pro forma unaudited consolidated statement of operations excludes costs related to OTG Software's acquisition of Smart Storage (e.g., attorneys' and accountants' fees). These costs are currently estimated to be approximately $1,585,000.

e. To adjust the denominators used to calculate earnings (loss) per common share for the issuance of common stock by OTG Software as part of the merger transaction (based on a conversion ratio of one share of common stock of Smart Storage for .1133 shares of common stock of OTG Software) and, for diluted earnings (loss) per common share, to reflect the dilutive common share equivalents of Smart Storage (based on the same conversion ratio as for outstanding common stock).